SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2022

Alterola Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	82-1317032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hamilton Square Birkenhead Merseyside United Kingdom	CH41 5AR
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 151 601 9477

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Binding Letter of Intent

On August 30, 2022, we entered into a letter of intent (the “LOI”) dated August 25, 2022 with Bright Green Corporation (“Bright Green”), a Delaware corporation, with a binding provision for Bright Green to acquire a 25% interest (the “Share Purchase”) in our company from existing shareholders in exchange for $4,000,000 (the “Purchase Price”). The LOI also has a non-binding option for Bright Green to acquire all of our outstanding capital stock.

The parties agreed to work in good faith to close the Share Purchase within 20 days from signing the LOI, with a firm completion date of 30 days. The Share Purchase is subject to the following conditions:

1)	Bright Green shall have obtained and completed sufficient and satisfactory financing of the Purchase Price;
2)	We shall submit to, and facilitate, a due diligence review performed by Bright Green’s counsel; and
3)	Terry Rafih, or his designee, shall be appointed to our board of directors.

The Purchase Price will be divided equally among the following shareholder companies for their shares, namely: Opes Medical Holdings Limited, Phyotherapeutics Holdings Limited, Equipped4 Holdings Limited and TPR Global Limited. These shareholder companies plan on loaning us $4m for working capital.

With respect to the non-binding option to acquire all of our shares, we and Bright Green have agreed to work in good faith and in a reasonable time-frame to reach a binding agreement to be executed in a final set of definitive documents (“Definitive Agreement”) governing the option for a price equal to $0.06 per share. The parties agreed to work together to close the transaction in three months.

The Definitive Agreement closing is conditioned on the agreement of Tim Rogers (our Chairman of the Board), Seamus McAuley (our CEO), Dominic Schiller (our CIPO), Colin Stott (our COO), Hunter Land (our VP Translational Research), Guy Webber (our Pre-clinical Development Director) and Shridar Prasad (our Research and Development Director) (the “ABTI Key Personnel”): (i) to continue their employment with us for at least 3 years, a time period to be measured from the date of the Definitive Agreement closing; and (ii) that our Key Personnel’s shares of Bright Green will be locked up for at least 3 years, a time period to be measured from the date of the Definitive Agreement closing.

As a further condition to entering the Definitive Agreement, both parties will negotiate in good faith to determine the most suitable collaboration approaches for us to acquire cannabis and cannabis extracts, derivatives, products and research services from Bright Green, including a Joint Venture Agreement, a Research and Development Collaboration Agreement, a First Right of Refusal Supply Agreement, or any other form of mutually advantageous agreement which will enable deeper and more formal collaboration that shall inure to the benefit of both parties.

As part of the strategic partnership and pursuant to the terms and subject to the conditions of the arrangement, we will gain access to Bright Green’s planned cannabis and cannabis extracts, derivatives, products and research services, and Bright Green will in turn benefit from our established industry relationships and sector expertise. The parties believe a successful collaboration will create a strong pathway to secure, provide and supply cannabis and derivative products to the pharmaceutical industry.

SECTION 8 – Other Events

Item 8.01 Other Events

On September 1 2022, we issued a press release concerning the LOI. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter of Intent, dated August 25, 2022
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ Seamus McAuley

Seamus McAuley

Chief Executive Officer

Date: September 1, 2022

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